EXHIBIT 99.1

1 Riverside Park - Alexandria, VA Farmingdale Apartments - Darien, IL River Club - Edgewater, NJ AIMCO Apartment Investment and Management Company Willow Bend Apartments - Rolling Meadows, IL Park Towne Place - Philadelphia, PA Yorktown Apartments - Lombard, IL 2010 NAREIT REITWeek(r)

2 This presentation contains forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of 2010 financial results. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates, credit availability or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary to Aimco's 1Q 2010 earnings release. This presentation does not constitute an offer of securities for sale. Forward-looking Statements and Other Information

3 Investing in Aimco Aimco Has a Simple Business Strategy Own and operate 100,000 B/B+ quality apartments Well located in 20 largest U.S. markets Opportunistic redevelopment Finance with property-level, non-recourse, long-dated, fixed-rate and amortizing debt

4 Aimco Key Valuation Factors Aimco holds high quality assets. Aimco is a reliable operator. Aimco has limited balance sheet risk. Aimco has high quality of earnings. Aimco's shares are priced at a discount to the shares of apartment REIT peers. The financial leverage of Aimco's low risk non-recourse property debt and preferred stocks magnifies upside in a rising market.

5 Portfolio Strategy Focus on B/B+ quality apartments Concentrate capital in 20 target markets (with a limited allocation to affordable apartments) Continually improve portfolio through capital recycling

6 Asset Quality We define quality by comparing rents to local market averages: A-quality: rents greater than 125% of market average B-quality: rents 90% - 125% of market average C-quality: rents less than 90% of the market average We prefer B/B+ quality apartments because: Rents are less volatile than A-quality apartment rents Margins are higher than C-quality apartments Focus on B/B+ quality apartments

7 Represent average 1Q 2010 rents for all conventional properties held at March 31, 2010, including same store properties, redevelopment properties and other conventional properties. 1Q 2010 REIS. For purposes of portfolio allocation tracking, Jacksonville, Tampa and Orlando are combined as "Other Target Florida Markets". Asset Quality in Aimco's 20 Markets Target B/B+ rents ~100 - 125% of market

8 * 1Q 2010 Average Rents as % of Market in Aimco Target Markets for peer companies has been computed based on 1) local average market rents as reported by REIS as of 1Q 2010 and 2) average rents by market as reported by peer companies, weighted by peer units in each of Aimco's Target Markets. Aimco Asset Quality vs Peers

9 Target Market Characteristics High concentration of population, apartment units & apartment market capitalization. Geographic and employment diversification. Historically strong returns with reduced volatility as part of a market-cap weighted portfolio. Atlanta Boston Chicago Dallas-Fort Worth Denver East Bay Houston Los Angeles Manhattan Miami Orange County Other Target Florida Markets Philadelphia Phoenix San Diego San Francisco San Jose Seattle Suburban New York/New Jersey Washington - NoVA - MD 20 Markets represent 85% of national apartment market values* * Source: PPR as of December 31, 2009. Capital Allocation Strategy Concentrate capital in 20 target markets

10 Capital Allocation as of 12/31/2009 87% of total capital is invested in conventional real estate. 88% of capital invested in conventional real estate is concentrated in Aimco's 20 target markets.

11 Capital Recycling Strategy Reinvestment: Increase investment in conventional assets located in priority markets. Redevelopment and enhancement of existing assets. Acquisition of B/B+ quality assets. Continually improve portfolio through capital recycling Objectives: Increase Aimco rents compared to local market averages. Provide for higher rental rate growth. Dispositions: Selling 5 - 10% of lowest-rated assets annually ($350-$700 million). Reduce owned affordable portfolio to 10% of NAV.

12 Conventional Portfolio Transformation Excludes casualties and property management expenses. NOI less assumed capital expenditures of $850 per door of CR. Aimco 1Q 2010 rents compared to 1Q 2010 market rents published by REIS. Average of 1Q 2010 projections published by REIS, PPR and Axiometrics. Potential asset sales and reinvestment: Currently have more assets in the market than required to pay off remaining term debt. Once the term debt is repaid, additional asset sales will be pursued only if accretive investment opportunities exist. Sale of lower-rated assets improves overall portfolio quality.

13 Diversified Portfolio During 2009, NOI was essentially flat across our diversified portfolio. Stability of Affordable NOI provided offset to volatility in Conventional Same Store NOI. Guidance provided in February was that total portfolio NOI decrease in 2010 was expected to be between one and three percent.

14 Property Operations Update Rental rates for renewals have been positive since February. Strong Average Daily Occupancy provides support for rental rates going into peak leasing season. Rental rates for new leases remain negative compared to rental rates on expiring leases, but the rate of decline has eased.

15 Competitive Same-Store Operating Results * Represents the average of results reported by AvalonBay, Camden, Equity Residential, Essex, Home Properties and UDR. Operating performance exceeds peer average YTD and over last one and five years. *

16 Consistent Investment in Physical Assets Sustained rate of reinvestment in asset quality, notwithstanding the economy. Invested approximately $2.2 billion in the portfolio since 2005. Continued investment in properties through: Planned Replacement Program Energy investments Redevelopment where appropriate

17 Financing Strategy Non-recourse debt ? limited entity risk. Single-property loans with 60% initial LTV. Discipline of amortization to <50% LTV at maturity. Long-dated, laddered maturities. Primarily fixed interest rates. Assumable by buyers. Perpetual preferred securities ? no refunding and very limited re- pricing risk, with only $37 million subject to a potential rate reset in 2015. Property debt and perpetual preferred securities provide balance sheet safety

18 Aimco Debt Structure Weighted-average maturity of enterprise-wide debt of approximately 8.1 years, more than 30% longer than Aimco's apartment peer average(2). Represents balances as of March 31, 2010 adjusted for a $10 million repayment of the term debt in April 2010 and a $10 million repayment in May 2010. For purposes of this analysis, peer group is comprised of Camden, Equity Residential, Home Properties and UDR. Data as of March 31, 2010 as reported by SNL Financial. AvalonBay and Essex weighted-average maturity data is not reported by SNL Financial. Aimco is financed primarily with non-recourse property debt with a weighted-average maturity of more than eight years and weighted-average interest rate of 5.4%. Perpetual preferred stock and preferred partnership units carry a weighted-average dividend rate of 7.5%. $25 million of recourse term debt expected to be repaid ahead of maturity.

19 Reducing Leverage to Target Target leverage: EBITDA coverage of interest: 2.25x EBITDA coverage of interest and preferred dividends: 1.80x Current leverage: EBITDA coverage of interest: 2.02x EBITDA coverage of interest and preferred dividends: 1.67x Reduce leverage through cyclical NOI recovery and scheduled debt amortization. Coverage targets expected to be met within the next three to four years. Aimco expects to reduce leverage to target levels over the next three to four years

20 Amortization Reduces Leverage Computed based on leverage as of March 31, 2010 and Aimco's estimate of Gross Asset Value as of December 31, 2009, adjusted for 1Q 2010 asset sales. Aimco's estimated Net Asset Value at December 31, 2009 was $20/share, which is not impacted by 1Q 2010 asset sales. NAV/share of $22 and $24 are presented in this analysis for sensitivity purposes only and should not be interpreted as an updated valuation made by Aimco. Computed based on leverage as of March 31, 2010 adjusted for scheduled property debt amortization from 2010 through 2013 and December 31, 2009 GAV adjusted for 1Q 2010 asset sales. Scheduled property debt amortization through 2013 reduces leverage by 4%.

21 Amortization Plus Revenue Growth Improves Coverages Represents average of REIS, PPR and Axiometrics projections as of 1Q 2010 and should not be interpreted as Aimco guidance. Scheduled property debt amortization through 2013 and projected revenue growth increase EBITDA coverage of interest to 2.30x and EBITDA coverage of interest and preferred dividends to 1.85x.

22 2010 Balance Sheet & Liquidity Uses largely balanced with internal sources of cash. No debt maturities in 2010. Limited 2011 maturities ($105 million). 2010 property debt activity will focus on loans maturing in 2012 to 2014 to lock in current low interest rates. Line of credit is unused and available, except for short-term borrowings and collateralized letters of credit. Liquidity is strong

23 G&A Expenses G&A expense reductions have "right-sized" Aimco's overhead

24 2010 Guidance